Exhibit 99.1

Houston American Energy Provides Update on Zorro Gris #1 Well

Houston, Texas – October 31, 2012 – Houston American Energy Corp (NYSE MKT: HUSA) today announced that it has completed the drilling of the Zorro Gris #1 well to a total depth of 13,160’.  Based on the recommendation of the operator, and agreed to by Houston American, tests are expected to be conducted in the Une and Guadalupe formations with potential additional testing in the Barco and Mirador formations.  The well has been cased with a 7” liner from the 9 5/8’s intermediate casing set from approximately 11,898’ to total depth.

Testing is expected to begin in the next several days and results will be announced when available.

About Houston American Energy Corp.

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.

Forward-Looking Statements

Disclosures in this press release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Such forward-looking statements, include, but are not limited to, statements regarding various oil and gas discoveries, the potential for or expectation of successful flow tests, anticipated and potential production and flow rates, reserve estimates and productive sands, the timing and actual results of testing and completion operations and other statements that are not historical facts.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Regarding the Zorro Gris #1 well, there can be no assurance as to the actual timing or results of well testing, the timing or results of any completion attempts, the ultimate productivity of any sands and reserves associated therewith or any other results, financial or otherwise, associated with the well.  Such statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that actual results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.